Exhibit 6 to the Confirmation Order

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        GREATE BAY HOTEL AND CASINO, INC.

                  Greate Bay Hotel and Casino, Inc., organized under the laws of the State of New Jersey, in accordance with the provisions of N.J.S.A. 14A:9-5 in order to restate and amend in a single certificate the provisions of its certificate of incorporation as heretofore amended, does hereby certify:

         FIRST:   The name of the corporation is GREATE BAY HOTEL AND CASINO,
INC.

                  SECOND: The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, N.J.S.A. 14A:1-1 et seq., including, without limitation, the conduct of casino gaming.

                  THIRD: The Corporation is authorized to issue 2500 shares of common stock, with no par value.

                  FOURTH: The Corporation shall not create, designate, authorize or cause to be issued any class or series of non-voting stock.

                  FIFTH: Notwithstanding anything to the contrary contained in this Certificate, this Certificate shall be deemed to include ----- all provisions required by the Casino Control Act, P.L. 1977, Chapter 100, as amended and as may hereafter be amended from time to time (the "Casino Control Act") and to the extent that anything contained herein or in the by-laws of the Corporation is inconsistent with the Casino

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Control Act, the  provisions  of such Act shall  govern.  All  provisions of the
Casino Control Act, to the extent required by law to be stated in this Certificate, are herewith incorporated by reference.

         SIXTH: This Certificate shall be generally subject to the provisions of the Act and the rules and regulations of the New Jersey Casino Control Commission (the "Commission") promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) of the Act, N.J.S.A. 5:12-82(d)(7), the Commission shall have the right of prior approval with regard to transfers of securities, shares and other interests in the Corporation and any securities of the Corporation are held subject to the condition that of a holder thereof is found to be disqualified by the Commission pursuant to the provisions of the Act, such holder will dispose of his interest in the Corporation; provided, however, that, notwithstanding any other provision of law to the contrary, nothing herein contained shall be deemed to require that any security of the Corporation bear any legend to this effect. Specifically, and in accordance with the provisions of Section 82(d)(8) of the Act, N.J.S.A. 5:12-82(d)(8), the Corporation shall have the absolute rights to repurchase, at the market price or the purchase price, whichever is less, any security, share or other interest in the Corporation in the event that the Commission disapproves a transfer of securities in accordance with the provisions of the Act.

         SEVENTH: The address of the Corporation's current registered office is 830 Bear Tavern Road, Suite 305, Trenton, New Jersey 08628-1020, and the name of the Corporation's registered agent at that address is Corporation Service Company.

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                  EIGHTH: The number of directors constituting the Corporation's current board is six, and the names of the current directors of the Corporation are and the address for each of the directors is:

  NAME                               ADDRESS

  Carl C. Icahn                      767 Fifth Avenue, 47th Floor
                                     New York, New York 10153

  Robert Mitchell                    767 Fifth Avenue, 47th Floor
                                     New York, New York 10153

  Martin L. Hirsch                   767 Fifth Avenue, 47th Floor
                                     New York, New York 10153

  Michael L. Ashner                  100 Jericho Quadrangle, Suite 214
                                     Jericho, New York 11753

  Frederick H. Kraus                 c/o Sands Hotel & Casino
                                     Indiana Avenue & Brighton Park
                                     Atlantic City, New Jersey 08401

  Timothy A. Ebling                  c/o Sands Hotel & Casino
                                     Indiana Avenue & Brighton Park
                                     Atlantic City, New Jersey 08401

         NINTH: The Corporation shall indemnify every corporate agent of the corporation as defined in, and to the full extent permitted by, Section 14A:3-5 of the New Jersey Business Corporation Act and to the full extent otherwise permitted by law.

         TENTH: To the full extent from time to time permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or to any of its shareholders for damages for breach of any duty owed to the Corporation or to its shareholders. Neither the amendment or repeal of this Article

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TENTH,  nor the  adoption  of any  provision  of this  Restated  Certificate  of
Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the protection afforded by this Article TENTH to a director or officer of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which but

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for this Article  TENTH would have accrued or arisen,  prior to such  amendment, repeal or adoption.

         IN WITNESS WHEREOF, GREATE BAY HOTEL AND CASINO, INC. has caused its duly authorized officer to execute this certificate this ____ day of _____, 2000.
                                            GREATE BAY HOTEL AND CASINO, INC.

                                            BY:

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                       GREATE BAY HOTEL AND CASINO, INC.

                             CERTIFICATE OF ADOPTION

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

         FIRST: The name of the Corporation is Greate Bay Hotel and Casino, Inc.


         SECOND: In lieu of a meeting and vote of the shareholders and in accordance with N.J.S.A. 14A:14-25, the foregoing Restated Certificate of Incorporation was adopted pursuant to the Order Confirming the Joint Plan of Reorganization for Greate Bay Hotel and Casino, Inc., GB Holdings, Inc. and GB Property Funding Corp. entered on ____________, 2000 by the United States Bankruptcy Court for the District of New Jersey.

         IN WITNESS WHEREOF, GREATE BAY HOTEL AND CASINO, INC. has caused its duly authorized officer to execute this certificate this ____ day of _____, 2000.

                                               GREATE BAY HOTEL AND CASINO, INC.

                                               BY:

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